KRATON CORPORATION
NONQUALIFIED OPTION AWARD AGREEMENT
Upon acceptance by you through the online acceptance procedures set forth at www.stockplanconnect.com, this Nonqualified Option Award Agreement (this “Agreement”) is made effective as of the Grant Date (defined below) between Kraton Corporation (the “Company”, and formerly known as Kraton Performance Polymers, Inc.) and you (the “Participant”). This Agreement evidences a nonqualified stock option to purchase shares of the common stock, $0.01 par value, of the Company (“Common Stock”) under the Company’s 2016 Equity and Cash Incentive Plan (as amended, the “Plan”). No part of this option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a Non-Qualified Option (the “Option”) with respect to the number of shares of Common Stock set forth on the Participant’s online award acceptance page at www.stockplanconnect.com, which is incorporated by reference herein.
2.Grant Date. The grant date of the Option (“Grant Date”) is the date set forth on the Participant’s online award acceptance page at www.stockplanconnect.com, which is incorporated by reference herein.
3.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern.
4.Exercise Price. The exercise price of each share underlying the Option hereby granted is $_______.
5.Vesting Date. The Option shall become exercisable as follows: (i) one-third (1/3) of the underlying Common Stock shall become exercisable on each of the first three anniversaries of the Grant Date (each anniversary, a “vesting date”); or (ii) 100% of the underlying Common Stock shall become exercisable on the date the Participant’s employment is terminated due to Disability or death; provided, however, that the Participant is continuously employed by the Company or one of its affiliates at all times from the Grant Date until the applicable vesting date, for purposes of clause (i), or the Participant’s termination date, for purposes of clause (ii). Notwithstanding the foregoing, if within the one-year period following a Change in Control the Participant’s employment is terminated by the Company or its affiliates without Cause, all outstanding Options held by such Participant shall immediately vest and become exercisable as of the effective date of such termination of the Participant’s employment subject to the Participant’s execution of an effective general release and waiver of all claims against the Company, its affiliates and their respective officers and directors related to the Participant’s employment, in a form acceptable to the Company, at the Participant’s termination of employment.
6.Expiration Date. Subject to the provisions of the Plan, (a) with respect to the Option or any portion thereof that has not become vested and exercisable, the Option shall expire on the date the Participant’s employment is terminated for any reason, and (b) with respect to the Option and any portion thereof which has become vested and exercisable, the Option shall expire on the earlier of (i) 90 days after the date of the Participant’s termination of employment other than for Cause, Retirement, death, or Disability; (ii) one year after the date of termination of the Participant’s employment by reason of death or Disability; (iii) the date the Participant’s employment is, or is deemed to have been, terminated for Cause; or (iv) the tenth anniversary of the Grant Date, including for instances in which the Participant’s employment is terminated due to Retirement.
For purposes of this Agreement, “Disability” has the meaning ascribed to it in the Company’s long-term disability plan and “Retirement” means the Participant has elected to take the equivalent of Normal Retirement or Early

Retirement as set forth in the Company’s defined benefit pension plan regardless of whether or not the Participant participates in such plan.
“Cause” means (i) a material breach by the Participant of any of the Participant’s obligations under any written agreement with the Company or any of its affiliates, (ii) a material violation by the Participant of any of the Company’s policies, procedures, rules and regulations applicable to employees generally or to employees at your grade level, in each case, as they may be amended from time to time in the Company’s sole discretion; (iii) the failure by the Participant to reasonably and substantially perform his or her duties to the Company or its affiliates (other than as a result of physical or mental illness or injury); (iv) the Participant’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the Company or any of its affiliates; (v) the Participant’s fraud or misappropriation of funds; or (vi) the commission by the Participant of a felony or other serious crime involving moral turpitude; provided that if the Participant is a party to an employment agreement with the Company or its affiliate (an “Employment Agreement”) at the time of his or her termination of employment and such Employment Agreement contains a different definition of “cause” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Agreement.
If a Participant is terminated without Cause and, within the twelve (12)-month period subsequent to such termination of employment, the Company determines in good faith that the Participant’s employment could have been terminated for Cause, subject to anything to the contrary that may be contained in the Participant’s Employment Agreement at the time of his or her termination of employment, the Participant’s employment will, at the election of the Company, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.
7.Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
8.Limitation on Transfer. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Committee to assign the Participant’s rights with respect to the Option granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), and, if the Committee grants such authorization, the Participant may assign the Participant’s rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Agreement and shall be entitled to all the rights of the Participant under the Plan. All shares of Common Stock obtained pursuant to the Option granted herein shall not be transferred except as provided in the Plan.
9.Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.
10.Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the provisions governing conflict of laws, to the maximum extent practicable calls for performance and shall be performable at the offices of the Company in Houston, Harris County, Texas and venue for any dispute arising hereunder shall lie exclusively in the state and/or federal courts of Harris County, Texas and the Southern District of Texas, Houston Division, respectively.

11.Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan via online delivery at www.stockplanconnect.com. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.
12.Mandatory Withholding for Taxes. The Participant acknowledges and agrees that the Company shall deduct from the cash and/or shares of Common Stock otherwise payable or deliverable upon exercise of the Option an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value on the date of exercise) that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Committee.
13.No Stockholder Rights. The Participant shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock as to which this Agreement relates until such shares shall have been issued to Participant by the Company. Furthermore, the existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 13 of the Plan.
14.Adjustments. As provided in Section 15 of the Plan, certain adjustments may be made to the Option upon the occurrence of events or circumstances described in Section 15 of the Plan.
15.Restrictions Imposed by Law. Without limiting the generality of Section 16 of the Plan, the Participant agrees that the Participant will not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock, if counsel to the Company determines that such exercise, or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
16.Participant Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Participant’s employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Participant and the Company or any Subsidiary.
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